Exhibit 10.45

MUTUAL TERMINATION AND RELEASE AGREEMENT

THIS MUTUAL TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made as of December 21, 2018 (the “Effective Date”) by and between Histogenics Corporation, a Delaware corporation (“Histogenics”), and Intrexon Corporation, a Virginia corporation (“Intrexon”). Histogenics and Intrexon are from time to time referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Histogenics and Intrexon are parties to that certain Exclusive Channel Collaboration Agreement dated as of September 30, 2014, as amended (the “Collaboration Agreement”); and

WHEREAS, both of the Parties desires to mutually terminate the Collaboration Agreement and release the other Party from liability in connection therewith in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Payment. As consideration for the Parties entering into this Agreement, and in full satisfaction of all of Histogenics’ obligations with regard to the payment of Fully Loaded Costs (as defined in the Collaboration Agreement) in accordance with Section 10.4(m), Histogenics agrees to pay Intrexon up to $1,500,000.00, payable as set forth below in this Section 1. The payments set forth in this Section 1 shall be in lieu of any and all other cost reimbursement required to be paid pursuant to Section 10.4(m) of the Collaboration Agreement or otherwise that were or may have been due and owed to Intrexon under the Collaboration Agreement as of the Effective Date.

(a)$375,000.00 cash shall be paid by Histogenics to Intrexon on the date hereof (the “Effective Date Payment”). For clarity, if the Effective Date Payment is not paid on the Effective Date, this Agreement shall have no force or effect.

(b)Histogenics shall make to Intrexon a second cash payment in the amount of $1,125,000.00 at any time within 12 months following the acceptance by the U.S. Food and Drug Administration of a Biologics License Application for an autologous cartilage implant product

2.Mutual Release of Claims. Histogenics and Intrexon (each a “Releasing Party”), on behalf of themselves and their respective officers, directors, managers, members, stockholders, partners, partnerships, employees, representatives, administrators, affiliates, divisions, subsidiaries, predecessors, successors and assigns, hereby fully and forever release each other and their respective officers, directors, managers, members, stockholders, partners, partnerships, employees, representatives, administrators, affiliates, divisions, subsidiaries, predecessors, successors and assigns from, and agree not to sue concerning, any and all claims, suits, charges, demands, losses, costs, expenses (including reasonable attorneys’ fees), duties, obligations, liabilities, commitments and/or damages, acts, causes, occurrences, facts or causes of action relating to or arising out of the Collaboration Agreement, the transactions contemplated by the Collaboration Agreement, any performance or nonperformance under the Collaboration Agreement or any other contract between the Parties or any other prior dealings between Intrexon and Histogenics whether now existing, presently known or unknown, direct or indirect, absolute, accrued, contingent or otherwise, suspected or unsuspected that have occurred prior to or on the Effective Date, including, without limitation, rights arising from any alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any claim in tort that either Releasing Party may have or any other relationship between Intrexon and Histogenics existing on or prior to the Effective Date. Histogenics and Intrexon agree that the release set forth herein shall be and remain in effect in all respects as a complete general release as to the matters released.

3.Termination. Subject to the surviving obligations set forth in Section 10.5 of the Collaboration Agreement and the obligations of this Agreement set forth above, which are hereby acknowledged by both Parties, the Collaboration Agreement and all other contracts, agreements, undertakings and understandings between the

Parties, and all rights and obligations thereunder, are hereby terminated and without further force or effect as of the Effective Date.

4.Entire Agreement; Modifications. This Agreement contains the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among or between the Parties relating to the subject matter hereof. The recitals to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the Parties.

5.Successors and Assigns; No Third Party Rights. This Agreement will be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Parties to this Agreement. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement, and their respective successors and assigns.

6.Severability. In the event that any provision of this Agreement, or the application of any such provision to any Party to this Agreement or any set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to the Parties to this Agreement or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

7.No Waiver. Neither the failure nor any delay by any Party to this Agreement in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise by a Party to this Agreement of its rights hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Parties to this Agreement.

8.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law principles.

9.Counterparts; Construction. This Agreement may be executed by facsimile or electronic signature and in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

10.Specific Performance. Each of the Parties agrees that money damages would not be a sufficient remedy for any breach of this Agreement by the other Party. The Parties therefore agree that, in the event of any breach or threatened breach by any Party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other Party to this Agreement, such other Party shall be entitled to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

HISTOGENICS CORPORATION,
a Delaware corporation

	By:	/s/ Adam Gridley
	Name:	Adam Gridley
	Title:	President and Chief Executive Officer

Address:	830 Winter Street, 3rd Floor
Waltham, MA 02451

INTREXON CORPORATION,
a Virginia corporation

	By:	/s/ Donald P. Lehr
	Name:	Donald P. Lehr
	Title:	Chief Legal Officer

Address:	20374 Seneca Meadows Parkway
Germantown, MD 20876